EXHIBIT 5


LAW OFFICE OF DAVID M. GRIFFITH,
A PROFESSIONAL CORPORATION
ONE WORLD TRADE CENTER, SUITE 800
LONG BEACH, CA 90831-0800
TELEPHONE:   562-983-8017
FACSIMILE:   562-983-8122

February 21, 2000

E-Net Financial Corporation
2102 Business Center Drive, Suite 115E
Irvine, CA  92612

RE:  E-Net Financial.Com Corporation
     Reoffer Prospectus - Post Effective Amendment No. 1 to
     Registration Statement on Form S-8

Ladies & Gentlemen:

     This office represents E-Net Financial.Com Corporation, a Nevada corporation (the "Registrant") in connection with the Registrant's Registration Statement on Form S-8 under the Securities Act of 1933, as amended by Post-Effective Amendment No. 1 thereto (the "Registration Statement"), which relates to the resale of up to 1,000,000 shares H-Group LLC, Michael Roth, E. G. Marchi, Theodore Bohrer, Richard Jarnat, Karen Conway, Loretta Davenport, Larry Roberts, Jean Oliver, John L. C. Thomson, Vithya Loeun, Paul Stevens and David
M. Griffith (collectively, the "Selling Shareholders") in accordance with various legal services, employment, and consulting agreements between the Registrant and the Selling Shareholders (the "Registered Securities"). In connection with our representation, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion hereinafter set forth.

     Based upon the foregoing, it is our opinion that the Registered Securities, when issued as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We acknowledge that we are referred to under the heading "Legal Matters" in the Resale Prospectus which is a part of the Registrant's Form S-8 Registration Statement relating to the Registered Securities, and we hereby consent to such use of our name in such Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement and with such state regulatory agencies in such states as may require such filing in connection with the registration of the Registered Securities for offer and sale in such states.

Sincerely,

/s/ DAVID M. GRIFFITH
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Law Office of David M. Griffith,
a Professional Corporation